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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                          ___________________________

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported):  SEPTEMBER 1, 1999

                         MERIDIAN NATIONAL CORPORATION
              (Exact Name of Registrant as Specified in Charter)

   Delaware                       0-14203                         34-1470518
---------------               ----------------               -------------------
(State or Other               (Commission File                  (IRS Employer
Jurisdiction of                    Number)                   Identification No.)
Incorporation)

    805 Chicago Street, Toledo, Ohio                                   43611
(Address of Principal Executive Offices)                             (Zip Code)

      Registrant's telephone number, including area code:  (419) 729-3918

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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

     On September 1, 1999, the Buyers identified below (the "Buyers") purchased 4,200,000 shares of the Common Stock, $.01 par value (the "Stock"), of Meridian National Corporation (the "Company") pursuant to a Stock Purchase Agreement dated June 25, 1999 (the "Agreement") for $294,000.00. The purchase and sale of the Stock represents approximately 53% of the issued and outstanding shares of the Company's Common Stock. A Schedule 13D was filed by the Buyers on September 9, 1999.

     The Agreement was unanimously approved by the disinterested directors of the Company. The Board of Directors received an opinion from the investment banking firm of Financial America Securities, Inc. that the transaction is fair, from a financial point of view, to the present shareholders of the Company, taken as a whole.

     The amounts purchased by each of the Buyers, and the resulting percentage of issued and outstanding shares of the Company's Common Stock, $.01 par value, is as follows:


                                            Aggregate
                                             Number        Percentage


         The Berman Family, LLC             3,570,000        42.10%

         MNP Executive Holdings, LLC          210,000         2.65%

         Craig L. Stormer, Declaration
         of Trust Dated 7/25/95               210,000         2.65%

         Thomas R. Klein, Declaration
         of Trust Dated 3/6/97                210,000         2.65%


                                 Total      4,200,000        53.05%

     The Berman Family, LLC is controlled by Larry Berman, who is presently a director of the Company. Mr. Berman is the Chief Executive Officer, President and majority shareholder of MNP Corporation, a privately held Michigan corporation ("MNP"). The members of MNP Executive Holdings, LLC, which includes Mr. Berman, and the trustees of the two trusts are management employees of MNP.

     MNP owns 280,581 shares of the Company's Common Stock. Larry Berman has options to purchase 17,500 shares of the Company's Common Stock, which are exercisable currently. Mr. Berman also owns a 10% interest in MNP Executive
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Holdings, LLC. The percentage ownership of the Buyers, together with the present holdings of affiliates, constitutes 57% of the Company's outstanding and issued Common Stock.

     Each of the Buyers acquired the Stock with funds borrowed from MNP.

     Based on the information contained in the Schedule 13D filed by the Buyers, there is presently no arrangement or understanding among the Buyers as to the election of directors or other matters. Each of the Buyers has the sole power to vote or to direct the vote, and sole power to dispose or to direct the disposition, of its shares.

     In conjunction with the purchase of the Stock , MNP made a loan in the amount of $1.5 million to the Company, the proceeds of which were used to repay indebtedness owing to the Company's senior lender, the National Bank of Canada (the "Bank"). MNP, in its sole discretion, has agreed to make additional loans up to $1.5 million to the Company. To date MNP has loaned a total of $2.6 million to the Company.


ITEM 5.  OTHER EVENTS.

     On September 3, 1999, the Company entered into an Amended and Restated Loan Agreement with the Bank (the "Loan Agreement"). The Loan Agreement provides for a $10 million revolving line of credit with interest at 3/4% above prime and a term loan of $1,650,000 with interest at 1% above prime. Provided there are no covenant defaults or other events of default under the Loan Agreement, the interest rate on the revolving loan and the term loan will be reduced by 1/4% as of August 31, 2000. The revolving loan expires in March 2002. The term loan provides for payments of interest only through March 2000 and, thereafter, monthly principal payments of $35,000 plus interest until fully paid in March 2004.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            MERIDIAN NATIONAL CORPORATION



Dated:  September 15, 1999                  By:  /s/ James L. Rosino
                                               ----------------------------
                                                 James L. Rosino
                                                 Vice President, Finance